                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         American Greetings Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         American Greetings Corporation
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(a)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- - --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                   [LOGO OF AMERICAN GREETINGS APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 24, 1994

                                --------------

  The Annual Meeting of Shareholders of American Greetings Corporation (the "Company") will be held at the Company's World Headquarters, One American Road, Cleveland, Ohio, on Friday, June 24, 1994, at 2:30 P.M., Cleveland time, to consider and act upon the following:

    (1) Electing three directors;

    (2) Approving the Company's Chairman and Chief Executive Officer and President and Chief Operating Officer Compensation Plans; and

    (3) Transacting such other business as may properly come before the meeting or any adjournments thereof.

  The World Headquarters may be entered from the private road off Memphis Avenue, or from American Road off Tiedeman Road. As you approach either the private road or American Road, there will be signs directing you to the meeting place.

  Only shareholders of record at the close of business on May 2, 1994, are entitled to notice of and to vote at the meeting and any adjournments thereof.

                                                          JON GROETZINGER, JR.
                                                          Secretary
May 13, 1994


         YOUR VOTE IS IMPORTANT. PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITH-DRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY.

General

  The Board of Directors of American Greetings Corporation (the "Board") has ordered solicitation of the enclosed proxy in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, June 24, 1994, at 2:30 P.M., Cleveland time, to consider and act upon matters specified in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

  The expense of soliciting proxies, including the costs of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. Besides solicitation by mail, solicitations may be made by personal interview, telephone and telegram by officers and other regular employees of the Company. The Company has also engaged a professional proxy solicitation firm to aid in the solicitation of proxies, for whose services the Company will pay a fee of not more than $5,000 plus expenses. Brokerage houses, banks and other persons holding shares in nominee names have been requested to forward solicitation materials to the beneficial owners of shares held of record by such persons. The Company will reimburse such persons for their reasonable expenses.

  Shareholders have cumulative voting rights in the election of directors, provided that a) any shareholder gives notice in writing to the Chairman, President, a Senior Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the meeting, that he or she desires that the voting at such election be cumulative, and b) an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. If cumulative voting is so invoked, a shareholder may cumulate votes for the election of a nominee by casting a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled. The shareholder also may distribute his or her votes between or among more than one nominee on the same basis. Unless otherwise indicated by the shareholder, where cumulative voting is invoked, the persons named in the enclosed proxy will vote, in their discretion, for one or more of the nominees for whom authority was not withheld and will cumulate votes so as to elect the maximum number of Board nominees. If cumulative voting is not invoked at the Annual Meeting with respect to the election of directors, the proxies will vote the number of shares on the proxy card for only those Board nominees for whom authority has not been withheld.

  Under Ohio law, unless the writing appointing a proxy otherwise provides, a shareholder, without affecting any vote previously taken, may revoke his proxy by a later proxy or by giving notice of revocation in writing or in an open meeting. However, your presence at the meeting by itself will not operate to revoke your proxy.

  Under Ohio law and the Company's Amended Articles of Incorporation and Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors. Proposal 2 must be approved by a majority of the voting power of the Company's shares present in person or represented by proxy at the Annual Meeting. The withholding of a vote with respect to the election of any nominee for director or with respect to Proposal 2 will have the practical effect of a vote against that nominee or against Proposal 2. A broker non-vote with respect to any share will not effect the election of directors or passage of Proposal 2, since the share is not considered present for voting purposes.

  The mailing address of the Company's World Headquarters is One American Road, Cleveland, Ohio 44144. Copies of this Proxy Statement and forms of proxy will be first sent or given to shareholders on or about May 13, 1994.

Voting Securities and Record Date

  As of May 2, 1994, there are outstanding, exclusive of Treasury shares, which cannot be voted, 69,768,936 Class A Common Shares ("Class A Shares") entitled to one vote per share and 4,645,075 Class B Common Shares ("Class B Shares") entitled to ten votes per share upon all matters presented to the shareholders. Holders of such shares of record at the close of business on May 2, 1994, are the only shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

Board of Directors

  The Board of Directors met seven times during the fiscal year ended February 28, 1994 ("FY 94"). In addition, the Board of Directors took action without a meeting on one occasion pursuant to Section 1701.54 of the Ohio Revised Code and the Regulations of the Company.

  The Board of Directors has standing Executive, Audit, Nominating and Compensation Committees. As of February 28, 1994, the duties of the Stock Option Committee which existed prior to that date were assumed by the Compensation Committee.

  The Executive Committee has the same power and authority as the Board between meetings of the Board, except that it may not fill vacancies on the Board or on Committees of the Board. The Executive Committee met five times during FY 94. It also took action without a meeting twelve times pursuant to
Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company. Members included Irving I. Stone (Chairman of the Committee), Edward Fruchtenbaum, Albert B. Ratner, Morry Weiss and Morton Wyman, who passed away on July 10, 1993.

  The Audit Committee is composed of directors who are not officers or employees of the Company.* The Committee has general powers relating to accounting, auditing and legal compliance matters. It recommends the selection of and monitors the independence of the Company's independent auditors. It reviews the audit plan, the results of the audit engagement and the activities of the Company's internal audit staff. It considers the audit and non-audit fees of the independent auditors and directs special investigations. It also reviews and monitors the Company's various legal compliance programs. Members included Scott S. Cowen (Chairman of the Committee), Harry H. Stone, Jeanette
S. Wagner and Abraham Zaleznik. The Audit Committee met three times during FY
94.

  The Nominating Committee is composed of directors who are not officers or employees of the Company. The Committee makes recommendations to the Board regarding the size and composition of the Board and qualifications for membership. It recommends nominees to fill Board vacancies and new positions, as well as a slate of Board nominees for annual election by the shareholders. Members included Abraham Zaleznik (Chairman of the Committee), Albert B. Ratner and Milton A. Wolf. The Committee met two times during FY 94. The Committee would be pleased to consider written suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors.

  Prior to February 28, 1994, the Stock Option Committee was composed of directors who were not officers or employees of the Company.* The Committee granted stock options to certain officers and key employees pursuant to the Company's stock option plans. Members included Harry H. Stone (Chairman of the Committee), Dr. Herbert H. Jacobs, Jeanette S. Wagner and Morton Wyman until his death. The Committee took action without a meeting twelve times during FY 94, pursuant to Section 1701.63(D) of the Ohio Revised Code and the Regulations of the Company.

  Prior to and after February 28, 1994, the Compensation Committee was and is composed of directors who are not officers or employees of the Company. Prior to such date, the Committee reviewed the compensation packages offered to the Company's officers generally. As the surviving Committee following its merger with the Stock Option Committee on February 28, 1994, it retained those duties. In addition, it was granted the responsibility and authority to develop and administer the compensation plans for the Chairman and Chief Executive Officer and the President and Chief Operating Officer, and to carry on the duties of the former Stock Option Committee. Prior to February 28, 1994, members included Albert B. Ratner (Chairman of the Committee), Scott
S. Cowen and Abraham Zaleznik. As of that date the following members were added to the Committee: Harry H. Stone (Co-Chairman with Albert B. Ratner), Dr. Herbert H. Jacobs and Jeanette S. Wagner. The Committee met once during FY 94.

  During FY 94 each director attended 75 percent or more of the aggregate of the meetings of the Board and the respective Committees on which they serve.

*Harry H. Stone is not an officer or employee of the Company, but is the brother of Irving I. Stone, Founder-Chairman.

Section 16 Compliance

  Under Section 16 of the Securities Exchange Act of 1934 ("Act"), the Company's directors and executive officers are required to report their initial appointment as directors or executive officers of the Company to the Securities and Exchange Commission within ten days of their appointment. This same group, along with holders of more than 10% of the Company's Common Shares, are required to disclose in a timely fashion changes in their holdings of Common Shares. To this end, the Company regularly reminds this group of their reporting obligation and assists them in making the required disclosure once the Company is notified that a reportable event has occurred. The
Company is required to disclose in this Proxy Statement any failure by members of these groups to report within these time periods. Dr. Herbert H. Jacobs failed to file a Form 3 within 10 days after becoming a director of the Company; the deficiency was corrected by a late filing.

                               PROPOSAL NO. 1

                            ELECTION OF DIRECTORS

  The Company's Board of Directors is comprised of three classes of directors, each class having a three year term. Class II members are to be elected at the June 24, 1994 Annual Meeting.

  It is proposed that, in accordance with the Company's Regulations, the number of Class II directors be fixed at four. Currently, there are three directors in this class.

  It is proposed that the shareholders elect the nominees named below, each of whom is currently a director of the Company. The term of office to be served by each nominee in Class II, if elected, will be three years, until the 1997 Annual Meeting, or until his successor is duly elected and qualified.

  All Class II directors have agreed to stand for reelection.

  The following is biographical information as of May 13, 1994, including business experience during at least the past five years, with respect to each nominee for election as a director and for the other seven directors whose terms will continue after the Annual Meeting.

Nominees for Election To Term Expiring in 1997

(Class II)

Albert B. Ratner (66)

    Director (1979), Co-Chairman of the Compensation Committee, member of the Executive and Nominating Committees

    Mr. Ratner's principal occupation is Chief Executive Officer, Vice Chairman and a director of Forest City Enterprises, Inc. (a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale) and an officer of its various subsidiary companies. (1)

Harry H. Stone (76)

    Director (1944), Co-Chairman of the Compensation Committee, member of the Audit Committee

    Mr. Stone's principal occupation is President of The Courtland Group, Inc. (investments, property, and business development and management). (2)

Abraham Zaleznik (70)

    Director (1988), Chairman of the Nominating Committee, member of the Audit and Compensation Committees

    Dr. Zaleznik's principal occupation is Matsushita Professor of Leadership Emeritus at the Harvard University Graduate School of Business Administration. Dr. Zaleznik also performs consulting services. He is a director of Ogden Corporation (various service businesses), Timberland, Inc. (a manufacturer of shoes and various apparel items), Grossman's Inc. (home centers), Le Chateau Stores, Ltd. (specialty retailing) and TJX Co. (specialty retailing).

Vote Required. The nominees who receive the greatest number of votes cast for the election of directors at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected directors.

                  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                     FOR THE ADOPTION OF THIS PROPOSAL.
                     ---

Proxies solicited by the Board of Directors will be so voted unless shareholders specify to the contrary in their proxies or specifically withhold their vote for particular nominees.

Continuing Directors with Term Expiring in 1996

(Class I)

Herbert H. Jacobs (71)

    Director (1984), member of the Compensation Committee

    Dr. Jacobs' principal occupation is the management of his private investments. He is a real estate developer and a consultant to various companies, including the Company.

Jeanette Sarkisian Wagner (64)

    Director (1990), member of the Audit and Compensation Committees

    Mrs. Wagner's principal occupation is President and Chief Executive Officer of Estee Lauder International, Inc., the largest subsidiary of Estee Lauder Inc. Mrs. Wagner's career at Estee Lauder has included marketing and general management assignments domestically and internationally. As President of Estee Lauder International, Inc., Mrs. Wagner heads an organization that markets the Aramis, Clinique, Estee Lauder, Origins and Prescriptives brands, and manages affiliate sales operations in twenty-eight countries, eight manufacturing plants, and over fifty distributors and duty-free operations.

Morry Weiss (54)

    Director (1971), Chairman and Chief Executive Officer, member of the Executive Committee

    Mr. Weiss' principal occupation is Chairman and Chief Executive Officer of the Company. He also serves as a director of National City Bank - Cleveland (bank/financial institution), National City Corporation (holding company of National City Bank - Cleveland and other banks) and Syratech Corporation (a holding company for Wallace International, a distributor of silver and stainless flat-ware and hollowware). He also serves as a director of Artistic Greetings Incorporated (specialty mail order).(2)(3)

Continuing Directors with Term Expiring in 1995

(Class III)

Scott S. Cowen (47)

    Director (1989), Chairman of the Audit Committee, member of the Compensation Committee

    Dr. Cowen's principal occupation is Dean and Professor, Weatherhead School of Management at Case Western Reserve University. Dr. Cowen serves as a director of Premier Industrial Corporation (an industrial distributor of electronic components, fire fighting equipment and vehicle repair prod-
    ucts); FabriCenters of America, Inc. (a specialty store retailer); Forest City Enterprises, Inc. (a conglomerate corporation engaged in real estate development, sales, investment, construction and lumber wholesale); LDI Corporation (computer leasing); and Society National Bank (commercial and consumer banking services).

Edward Fruchtenbaum (46)

    Director (1990), President and Chief Operating Officer, member of the Executive Committee

    Mr. Fruchtenbaum is President and Chief Operating Officer of the Company, a position he has held since March 1, 1992. From 1986 to January, 1990, Mr. Fruchtenbaum served as Vice President-Marketing Administration, Group Vice President-Sales, Marketing and Creative, and Senior Vice President-Marketing for the Company. From January 1, 1990, until February 29, 1992, he served as President of the U.S. Greeting Card Division of the Company.

Irving I. Stone (85)

    Director (1944), Founder-Chairman, Chairman of the Executive Committee

    Mr. Stone's principal occupation is Founder-Chairman of the Company and Chairman of the Executive Committee. He also serves as a director of Artistic Greetings Incorporated (specialty mail order) and Liberty Mutual Insurance Company (a health and life insurance company). He is trustee emeritus of Realty Refund Trust (a publicly held real estate investment trust). (2)(3)

Milton A. Wolf (69)

    Director (1981), member of the Nominating Committee

    Ambassador Wolf served as U.S. Ambassador to Austria and received a Ph.D. in Economics from Case Western Reserve University. His principal occupation is President of Milton A. Wolf Investors (private investments) and Chairman of Zehman-Wolf Management, Inc. (a property management company). He serves as a director of Huntington Bancshares, Inc. (a bank holding company) and is a trustee of Town and Country Trust (a publicly held real estate investment trust).

Director Emeritus

Frank E. Joseph (90)

    Director Emeritus (1991); Director (1944-1991)

    Mr. Joseph is retired, but serves as an advisor to various corporations and foundations. Prior to retirement, he was a partner in the law firm of Jones, Day, Reavis & Pogue.

- - --------------
    (1) The Company rents retail store space in various shopping centers from Forest City Rental Properties Corporation (which is a wholly-owned subsidiary of Forest City Enterprises, Inc.) and from Albert B. Ratner's family.

    (2) Irving I. Stone and Harry H. Stone are brothers. Irving I. Stone is the father-in-law of Morry Weiss.

    (3) The Company owns an interest of approximately 38% in Artistic Greetings Incorporated.

Directors' Compensation   Messrs. Cowen, Jacobs, Ratner, Wolf and Zaleznik and
Mrs. Wagner each received $27,500 for serving on the Board of Directors during FY 94. Harry H. Stone received $28,750 as a director and Chairman of the Stock Option Committee during FY 94. Frank Joseph received $20,000 as Director Emeritus during FY 94. None of Irving Stone, Morry Weiss, or Edward Fruchtenbaum received fees for serving on the Company's Board of Directors during FY 94. In addition, Dr. Jacobs was paid $158,200 during FY 94 for consulting services. In FY 94, prior to his death, the Company paid Morton Wyman $15,750 for consulting services, a bonus of $25,000 and $83,335 representing several years' compensation which had been deferred pursuant to Mr. Wyman's Consulting Agreement with the Company. The Company reimburses directors for expenses incurred in connection with attendance at Board and committee meetings.

Executive Officers' Compensation

  The following table shows, for each of the last three fiscal years, the compensation of the Company's Chairman and Chief Executive Officer and its other four most highly compensated executive officers who were serving as executive officers at February 28, 1994.

                         SUMMARY COMPENSATION TABLE

                                                                                  Long Term
                                          Annual Compensation                    Compensation
                                   ----------------------------------  ---------------------------------
                                                                               Awards           Payouts
                                                              Other    ----------------------  ---------
                                                             Annual    Restricted  Securities    LTIP    All Other
        Name and                                             Compen-     Stock     Underlying   Payouts   Compen-
   Principal Position        Year     Salary      Bonus      sation     Awards($)  Options(#)   ($) (1)   sation(2)
- - -----------------------     ------  ----------  ---------  ----------  ----------  ----------  --------  ----------
Morry Weiss,                 1994   $500,000    $470,000   $     0       $    0          0     $360,000   $18,521
Chairman and                 1993    500,000     470,000         0            0       18,000      0        17,973
Chief Executive Officer      1992    500,000     226,400         0            0          0        0        13,914

Irving I. Stone,             1994   $ 40,000    $250,242   $45,091(3)    $    0          0     $378,000   $   0
Founder-Chairman             1993     40,000     210,000    44,574(3)         0       18,000      0           0
and                          1992     40,000     450,000    44,511(3)         0          0        0           0
Chairman of the
Executive Committee

Edward Fruchtenbaum,         1994   $370,000(4) $168,000   $     0       $562,500(5)     0     $252,000   $18,521
President and Chief          1993    370,000(4)  168,000         0        240,000(5)  18,000      0        17,973
Operating Officer            1992    370,000(4)  163,240         0            0          0        0        13,914

Erwin Weiss,                 1994   $239,583    $ 89,289   $     0       $    0          0     $109,424   $18,521
Senior Vice President        1993    193,750      73,238         0            0       10,000      0        17,973
                             1992    152,750      54,078         0            0          0        0        13,914

Henry Lowenthal,             1994   $211,567    $ 88,858   $     0       $    0          0     $126,272   $18,521
Senior Vice President        1993    200,016      84,007         0            0       10,000      0        17,973
                             1992    189,712      75,164         0            0          0        0        13,914

- - --------------
    (1) Represents partial payout of three year bonus tied to the Company's performance during FY 92, FY 93 and FY 94. The total three year bonus (including the partial payment listed above) earned by each of the named executive officers with respect to this period was as follows: Morry Weiss - $600,000; Irving Stone - $630,000; Edward Fruchtenbaum - $420,000; Erwin Weiss - $183,029; and Henry Lowenthal - $210,453.

    (2) Reflects the amounts contributed by the Company under the Employees' Retirement Profit Sharing Plan.

    (3) The Company purchases an insurance policy for Irving Stone that carries a $500,000 death benefit. Mr. Stone's compensation has been increased to include the premium deduction and the resulting tax effect of that increase.

     (4) Includes $20,000 per year representing forgiveness of a portion of a loan from the Company to Mr. Fruchtenbaum, as more fully described below in the section captioned "Certain Relationships and Related Transactions".

     (5) See discussion of restricted stock awards under Mr. Fruchtenbaum's employment agreement in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Long-Term Equity-Based Incentive Compensation" on page 12. The value of all restricted stock held by Mr. Fruchtenbaum at the end of FY 94 was $808,375. The number of shares of restricted stock held by Mr. Fruchtenbaum at the end of FY 94 was 29,000. Mr. Fruchtenbaum receives dividends only with respect to the 5,000 restricted Class A Shares that had vested as of the end of FY 94.

Employment Agreements. The Company has an employment agreement with each executive officer named in the Summary Compensation Table on page 7 (other than Messrs. Irving I. Stone and Morry Weiss). Mr. Fruchtenbaum's agreement, initially dated May 18, 1992, provides for a three year term, which may be renewed for subsequent three year terms. Mr. Fruchtenbaum receives an annual base salary of $350,000 and is eligible for the bonus amounts more fully described in the Report of the Compensation Committee of the Board of Directors on Executive Compensation under the heading "Executive Bonus Plans" and restricted stock awards more fully described under the heading of the Report entitled "Long-Term Equity-Based Incentive Compensation". Mr. Fruchtenbaum's agreement provides that if he is involuntarily terminated, he is entitled to his annual base salary at the time of such termination for three years after such termination.

  The agreements with Erwin Weiss and Henry Lowenthal are dated July 1, 1984, are for indefinite terms and contain certain confidentiality and non-competition covenants on the part of the employees. Erwin Weiss' agreement provides for minimum annual compensation of $60,000. Henry Lowenthal's agreement provides for minimum annual compensation of $106,500. Each of these agreements provides that if the Company terminates the employee's employment, the employee will continue to receive his salary at the time of such termination for not less than three months nor greater than twelve months after such termination. The number of months that such salary will continue to be paid is determined on the basis of one-half month for each year of service. As of the end of FY 94, Erwin Weiss was credited with 17 years of service and Henry Lowenthal was credited with 23 years of service with the Company.

Deferred Compensation Program. The Company permits officers and senior management to defer all or a stated amount or percentage of their compensation. A participant in this program will be paid the deferred compensation within 30 days after the date on which the earlier of any of the following events occur, as applicable: (i) expiration of the participant's deferral period, (ii) the participant's separation from the Company, or (iii) an unforeseen emergency.

Indemnification. Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of directors and officers in the defense of any civil, criminal, administrative or investigative proceedings and the purchase of insurance against any liability asserted against them in such capacity. The Regulations of the Company (Article IV) provide for indemnification in terms consistent with the statutory authority. The Company maintains insurance covering certain liabilities of the directors and the elected and appointed officers of the Company and its subsidiaries.

Option Grants . No options were granted to the executive officers named in the Summary Compensation Table on page 7 during FY 94. The Company does not have a stock appreciation rights plan.

Option Exercises and Fiscal Year-End Values. Shown below is information with respect to exercised and unexercised options to purchase the Company's Class A and Class B Common Shares granted to the named executive officers in FY 94 and prior years under the Company's various stock option plans approved by shareholders and subject to applicable law:


                            OPTION EXERCISES IN LAST FISCAL YEAR
                                     AND FISCAL YEAR END
                                        OPTION VALUES

                                                                 Number of
                                                                 Securities                 Value of
                                                                 Underlying                Unexercised
                                                                 Unexercised               In-the-Money
                                                                 Options at                Options at
                                                                   Fiscal                    Fiscal
                                                                Year-End (#)              Year-End ($)(1)
                                                              -----------------          -----------------
                        Shares
                      Acquired on             Value            Exercisable (E)            Exercisable (E)
    Name              Exercise(#)           Realized($)       Unexercisable (U)          Unexercisable (U)
- - --------------        -----------           -----------       -----------------          -----------------
Morry Weiss,               0                     0                188,000(E)                $3,677,438(E)
Chairman and                                                      358,000(U)                $7,199,608(U)
Chief Executive
Officer

Irving I. Stone,           0                     0                 18,000(E)                $  155,250(E)
Founder-Chairman                                                   18,000(U)                $  155,250(U)
and
Chairman of the
Executive Committee

Edward Fruchtenbaum,    23,522                $356,471             13,090(E)                $  128,750(E)
President and Chief                                                18,000(U)                $  155,250(U)
Operating Officer

Erwin Weiss,               0                     0                 25,800(E)                $  362,746(E)
Senior Vice President                                              13,000(U)                $  116,813(U)

Henry Lowenthal,         2,500                $  37,500             8,600(E)                $   47,175(E)
Senior Vice President                                              10,000(U)                $   86,250(U)

- - ----------------

     (1) Represents the difference between the option exercise price and the closing price of the Company's Class A Common Shares as reported on the NASDAQ National Market System on February 28, 1994 ($27.875) times the corresponding number of shares.

Supplemental Executive Retirement Plan. A description of the Company's Supplemental Executive Retirement Plan can be found in the Report of the Compensation Committe of the Board of Directors on Executive Compensation under the heading "Supplemental Executive Retirement Plan". At the end of FY 94, the named executive officers qualified under the Plan included Morry Weiss, Edward Fruchtenbaum, Erwin Weiss and Henry Lowenthal. Irving I. Stone was not qualified under the Plan. The total liability recorded by the Company under this Plan at the end of FY 94 was $11,279,710. During FY 94, retired officers received benefits under the Plan aggregating $531,114. Based upon estimates predicated upon present compensation, at age 65 Morry Weiss will receive $144,540 annually, Edward Fruchtenbaum will receive $73,916 annually, Erwin Weiss will receive $41,179 annually and Henry Lowenthal will receive $76,600 annually.

Compensation Committee Interlocks and Insider Participation. Albert Ratner was Chairman of the Compensation Committee prior to its assumption of the duties of the Stock Option Committee on February 28, 1994. Mr. Ratner now serves as Co-Chairman of the Compensation Committee with Harry H. Stone who is a former Executive Vice President of the Company. The Company rents retail store space in various shopping centers from Forest City Rental Properties Corporation (which is a wholly-owned subsidiary of Forest City Enterprises, Inc. of which Albert Ratner is Chief Executive Officer, Vice Chairman and a director) and from Albert Ratner's family, upon terms comparable to those that would be generally available from unrelated parties. During FY 94, the Company paid a total of $828,076 to Forest City Rental Properties Corporation for retail store space.


                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION


  The Compensation Committee of the Board of Directors ("Committee") establishes, reviews and administers compensation plans for the Chairman and Chief Executive Officer and President and Chief Operating Officer. The Committee consists entirely of directors who are not officers or employees of the Company and who are not eligible to participate in any of the executive compensation plans that the Committee reviews. Among other duties, it also reviews the compensation programs for other executive and non-executive officers of the Company established and administered by the Chairman and Chief Executive Officer.

Statement on Philosophy of Executive Compensation.

  The Company's compensation philosophy reflects its belief that the compensation of its executive and non-executive officers should (i)provide a compensation program that motivates officers to achieve their strategic goals by tying an officer's compensation to the performance of the Company and applicable business units, as well as to individual performance, (ii) provide compensation reasonably comparable to that offered by other leading companies to their Chief Executive Officers and Chief Operating Officers so as to attract and retain talented executives, and (iii) align the interests of its executives with the long-term interests of the Company's shareholders through the award of stock options and other stock-related programs. Consistent with this philosophy, the Committee believes that it will be necessary to offer certain executive officers total annual compensation exceeding $1,000,000. The Committee also recognizes that "compensation," (as that term is defined in Section 162(m)of the Internal Revenue Code, as amended) in excess of $1,000,000 per year to an executive officer is not deductible by the Company unless such compensation is performance-based compensation, approved by the shareholders of the Company and thus not "compensation" for purposes of determining compliance with the limitation on deductibility. The Company's philosophy is to pay its officers fairly for their efforts, rather than be guided by whether all amounts paid are tax deductible. The compensation packages offered to the Chairman and Chief Executive Officer and to the President and Chief Operating Officer, respectively, are based in large part on the recommendations of the outside consulting firm hired by the Company in 1991. The consulting firm prepared a study based on several third party executive compensation surveys conducted at different times which reviewed the compensation of executives at companies with revenues similar to the Company's (hereafter, the "Compensation Study"). The group of companies reflected in the Compensation Study was not necessarily the same group of peer companies set forth in the Performance Graph on page 14.

Implementation of Philosophy.

  The Company's executive compensation plans include base salary, one and three year cash bonuses, a supplemental executive retirement plan, stock options and restricted stock, and a retirement profit sharing plan.

Base Salary.

  Base salaries are established based upon the responsibilities and description of a given position and a comparison of compensation levels of similar positions in comparable companies gathered from compensation surveys and the recommendations of outside compensation consulting firms. The Company's base salaries for executives are generally slightly below the median of companies with comparable revenues. Individual performance reviews are generally conducted at least annually and are used in conjunction with the salary range for a given position in determining if any increase in base salary is merited. Such increases in FY 94 were based on the individual's performance as well as increases described in third party compensation studies (other than the Compensation Study referred to above), achievement of the Company's profit goals and return on invested captital.

Executive Bonus Plans.

  One Year Bonus - The Company has a one year bonus plan for officers and certain key employees. Under the plan, the Board of Directors establishes goals based on earnings targets set by the Board for the fiscal year as to the Company as a whole and for each division and subsidiary. These goals are considered confidential by the Company and are not included in this Report in order to avoid compromising the Company's competitive position. It is the Board's belief that such earnings targets are the best measure of the Company's performance. One or more of the profit goals are then assigned each participant as a target profit goal, based upon which the participant is assigned a target bonus. In no instance may a participant's target bonus exceed 48 percent of his base salary. If the participant's business unit achieves the target goal or goals, he is paid a cash bonus equal to his target bonus. If the performance is above the target profit goal by a percentage not more than 10 percent, or below the target profit goal by a percentage not more than 20 percent, the cash bonus is increased or decreased by a percentage equal to twice the excess or shortfall. If the performance is less than 80 percent of the target profit goal,the Company pays no bonus; if it is greater than 110 percent of the target profit goal, the bonus remains at 120 percent of the target bonus. In FY 94, all of the executive officers named in the Summary Compensation Table received a target bonus. The Chief Executive Officer's bonus was equal to 48 percent of his annual base salary.

  Executive Bonus Plan - The Company also has an executive bonus plan under which certain officers selected by the Board of Directors, in its discretion, may receive for each fiscal year a bonus computed by applying against their basic salaries at the end of such year the percentage by which net profits of the Company (before income taxes and certain charges) exceed $1,100,000. In FY 94, the Company had net profits of $113,702,000 after the effect of certain accounting changes. During FY 94, Irving I. Stone was the only participant in the Plan.

  Three Year Bonus - The Company has a three year bonus plan for officers and certain key employees. Under this plan a special cash bonus ("Special Bonus") equal to the sum of 100% of the one year unadjusted bonus for three years ("Base Bonus") is payable if the profit goals established by the Board of Directors for the three year bonus plan are achieved. If they are achieved in only two of the three fiscal years, then the Special Bonus to be paid is 60% of the Base Bonus and if achieved in only one fiscal year, the Company pays no Special Bonus under the plan. The profit goals established by the Board for the three year bonus plan covering FY 92, FY 93 and FY 94 were achieved. The profit goals for FY 95, FY 96 and FY 97 were established by the Board in January, 1994, and the new plan was actually implemented after the end of FY 94.

Supplemental Executive Retirement Plan.

  The Supplemental Executive Retirement Plan provides that a participant in the Plan who retires at age 65 with twenty (20) years of service with the Company will receive up to 20 percent of final average compensation annually for life. Final average compensation is defined as the average of the two highest years of annual compensation during the officer's employment. Annual compensation is defined as annual base compensation plus the bonus that would have been paid under the Executive One Year Bonus Plan if the participant had achieved 100% of his or her target profit goal. Under the Plan, a lesser amount will be payable in the event of early retirement. Benefits are not subject to any deduction for Social Security or other offset amounts. Benefits under the Plan will be payable to the officer's beneficiary, in the event of death, until a total of 180 monthly payments have been made to both the officer and beneficiary.

Long-Term, Equity-Based Incentive Compensation.

  The Company's long-term equity-based incentive compensation programs consist of stock options, stock in lieu of cash bonuses and restricted stock, tying executive compensation directly to shareholder return. An executive benefits if the price of the Company's shares increases. In addition, since the right to exercise options and rights in restricted stock vest over a four and five year period, respectively, the program creates an incentive for an executive to remain with the Company.

  Under the stock option plan officers and key employees of the Company and its subsidiaries are awarded stock options by the Compensation Committee of the Board (and, prior to February 28, 1994, by the Stock Option Committee) to purchase Class A or Class B Shares of the Company. The options are granted at 100 percent of fair market value at the close of business on the last business day preceding the date of grant and generally expire not later than ten years (or ten years and three months in the case of certain options for Class B Shares granted to Morry Weiss) from the date of grant. In general, each option may be exercised to the extent of 25 percent of the number of shares covered thereby one year after the date of grant and in a like number after each of the ensuing three anniversary dates. Options granted to Morry Weiss on January 25, 1988, are exercisable to the extent of ten percent of the number of shares covered thereby one year after the date of grant and in a like number after each of the ensuing nine anniversary dates. The number of share options granted depends upon the level of the position and has generally been consistent with the number of options previously granted with respect to the position. The Company has no policy regarding annual option grants but instead grants options upon (i) the creation of a new stock option plan; (ii) the hiring of a new key manager; or
(iii) the promotion of an existing key manager. The 1993 grant of options was in connection with the creation of the Company's 1992 Stock Option Plan.

  Restricted stock grants have been awarded to the President and Chief
Operating Officer to retain him, incentivize his long-term performance and further align his equity interests with those of other shareholders. The number of annually granted shares is consistent with the Compensation Study. Mr. Fruchtenbaum's restricted stock grants are more fully described in the section of this Proxy Statement captioned "Proposal 2 - Approval of CEO/COO Compensation Plans" under the heading "COO Restricted Stock Plan" on page 18. Mr. Fruchtenbaum's employment agreement is more fully discussed in the section of this Proxy Statement captioned "Employment Agreements" on page 8.

Employees' Retirement Profit Sharing Plan.

  Under the Employees' Retirement Profit Sharing Plan in FY 94, the Company contributed to a profit sharing trust eight percent of net profits (before income taxes and certain income and expenses) of the Company and participating subsidiaries. While the directors may authorize additional contributions, no additional contribution was authorized for FY 94. The contribution is allocated to the accounts of the participants upon the basis of their credited compensation. Mr. Irving I. Stone is no longer participating under this Plan. It is impossible to estimate the annual benefits that any participant may be entitled to receive under the Plan upon retirement since the amount of such benefits will depend upon a number of factors including, among other things, future net profits, the future credited compensation of the participants and the future net income of the trust fund. In addition, the Plan allows employees to have contributions made on their behalf through reduction in their salaries as permitted under Section 401(k) of the Internal Revenue Code. In FY 94, the Company matched 25% of the first six percent of compensation deferred by an employee (subject to IRS limitations), since the Company achieved at least 80% of its profit goal. The Plan provides for a Company stock fund, which is invested in Common Shares of the Company, a common stock fund and a fixed income fund for the investment of all contributions under the Plan.

Chief Executive Officer Compensation.

  Morry Weiss has served as Chairman and Chief Executive Officer of the Company since March 1, 1992. His compensation plan includes a base salary, one and three year bonuses, stock options and additional annual incentive compensation consisting of $230,000 in cash or the Company's Class A or Class B Common Shares, at Mr. Weiss' election, awarded at the end of each fiscal year in which the Company achieves its annual goal, as approved by the Board near the start of each fiscal year. The Company's total annual profit goal for FY 94 was achieved. Except as discussed in connection with Proposal No. 2 on page 18 of this Proxy Statement, the program has not changed since it was established by the Board in 1992, based on the Compensation Study. It can be reviewed every three years.

  In fixing his base salary and target bonus levels, as well as in determining the number of stock options granted to Mr. Weiss, the Committee and the Board reviewed the performance of both the Company and Mr. Weiss, as well as the Compensation Study. Based on the Compensation Study, Mr. Weiss' total compensation in 1992 (the first full year which implemented the Compensation Study recommendations) was below the median compensation of CEOs in the Compensation Study.

  Mr. Weiss received a base salary of $500,000 plus bonuses of $830,000 in FY 94. The Committee concluded that Mr. Weiss' outstanding performance warranted his FY 94 compensation. The Company's FY 94 performance was record-setting, despite a sluggish economy. Total revenue, pre-tax income, net income and earnings per share were all at historic highs. Before the cumulative effect of accounting changes, total revenue was up 5.5 percent over the prior year, pre-tax income increased 15.6 percent, net income was up 16.6 percent and earnings per share stood at $1.77, up from $1.55 a year ago.

Summary.

  The Committee will continue to review the Company's executive compensation programs to assure that such programs are consistent with the objective of increasing shareholder value.

         Albert B. Ratner (Co-Chairman)      Harry H. Stone (Co-Chairman)
                             Scott S. Cowen
                             Dr. Herbert H. Jacobs
                             Jeanette S. Wagner
                             Abraham Zaleznik

Shareholder Return Performance Presentation

  The following line graph compares the yearly percentage change of the cumulative total shareholder return on the Company's Class A Shares against the cumulative total return of the S&P 500 Composite Index and the S&P Miscellaneous Index for the five fiscal years ending February 28, 1994. The Company believes that it cannot reasonably identify a published index or a peer group of companies that are in a similar line of business. However, the S&P Miscellaneous Index is a published index comprised of companies in lines of business that are not readily identified with other published indices, that includes American Greetings.

  Shareholder returns assume $100 was invested in each of the Company's Class A Shares, the S&P 500 Composite Index, and the S&P Miscellaneous Index at February 28, 1989, and that all dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG AMERICAN GREETINGS CORPORATION, THE S&P 500 INDEX
                        AND THE S&P MISCELLANEOUS INDEX

(PERFORMANCE GRAPH APPEARS HERE AND IS ALSO BEING FILED SEPARATELY UNDER COVER
                                OF FORM S-E.)

Measurement period              AMERICAN       S&P         S&P
(Fiscal Year Covered)           GREETINGS      500         MISC
- - ---------------------           --------     --------    --------
Measurement PT -
02/28/89                        $  100       $  100      $  100

FYE 02/28/90                    $  150       $  119      $  126
FYE 02/28/91                    $  186       $  136      $  140
FYE 02/29/92                    $  213       $  158      $  160
FYE 02/28/93                    $  246       $  175      $  192
FYE 02/28/94                    $  297       $  190      $  207

                      (Fiscal years ended February 28/29)
  AMERICAN GREETINGS CORP.          S&P 500               S&P MISCELLANEOUS

Certain Relationships and Related Transactions

  On March 1, 1990, the Company made a ten year loan of $200,000 to Edward Fruchtenbaum, President and Chief Operating Officer of the Company, under a Loan Agreement and Promissory Note, at ten percent (10%) simple interest per annum based on the principal balance on March 1 during each year of the ten year term. The Company agreed to forgive $20,000 of principal at the end of each fiscal year during such term, beginning February 28, 1991. The Company also agreed to forgive the entire remaining principal balance, plus accrued interest, if and when Mr. Fruchtenbaum dies, becomes totally disabled, is terminated either by the Company or as a result of a change in control of the Company, or retires or terminates his employment as mutually agreed by the Company and Mr. Fruchtenbaum. If he terminates his employment without the Company's consent, Mr. Fruchtenbaum has promised to repay the then current principal balance, plus accrued interest as of the beginning of the applicable fiscal year. The prin-cipal balance as of March 1, 1994, was $120,000.

  The Company has a consulting arrangement with Dr. Herbert H. Jacobs who serves on the Company's Board of Directors. Dr. Jacobs performs consulting services for the Company on a project-by-project basis, and invoices the Company for his fees on a per diem basis. Dr. Jacob's consulting arrangement does not provide for a fixed term of engagement.

Security Ownership of Management

  At the close of business on February 28, 1994, the non-employee directors, the executive officers named in the Summary Compensation Table and the directors and officers as a group beneficially owned and had sole voting and dispositive power (except as otherwise indicated) of the Common Shares of the Company as set forth in the following table:

                                                                    Percent
                                           Amount and Nature        of Class
        Name           Title of Class   of Beneficial Ownership     Outstanding
- - ---------------------- --------------- --------------------------   ------------
Non-Employee Directors

Scott S. Cowen         Class A Common             800                    **
                       Class B Common              -                      -

Herbert H. Jacobs      Class A Common             200                    **
                       Class B Common              -                      -

Albert B. Ratner       Class A Common          20,040                   0.03
                       Class B Common              -                      -

Harry H. Stone         Class A Common             962                    **
                       Class B Common          40,604 (1)               0.89

Jeanette S. Wagner     Class A Common              -                      -
                       Class B Common              -                      -

Milton A. Wolf         Class A Common           6,800                   0.01
                       Class B Common              -                      -

Abraham B. Zaleznik    Class A Common             400                    **
                       Class B Common              -                      -

Director Emeritus

Frank E. Joseph        Class A Common          82,320                   0.12
                       Class B Common          40,500                   0.89

Executive Officers

Irving I. Stone*       Class A Common              -                      -
                       Class B Common       2,003,964 (1)(2)(3)        43.82

Morry Weiss*           Class A Common              -  (4)                 -
                       Class B Common         600,000 (1)(2)(4)(5)     13.12

Ed Fruchtenbaum*       Class A Common           1,000 (2)                **
                       Class B Common              -  (2)                 -

Erwin Weiss            Class A Common              -  (2)                 -
                       Class B Common           5,124 (2)               0.11

Henry Lowenthal        Class A Common          21,296 (2)               0.03
                       Class B Common           9,898 (2)               0.22

All directors and      Class A Common         146,280 (2)(4)            0.21
officers as a group    Class B Common       2,709,713 (2)(3)(4)(5)(6)  59.26
(34 persons including
the above)

 * Also serves as a director of the Company
** less than 0.01% of class outstanding

- - -----------
 (1) These shares are subject to a Shareholders' Agreement dated November 19, 1984, which provides that shareholders who are parties thereto will offer Class B Shares to the other signatory shareholders and then to the Company before transferring Class B Shares outside of a group consisting of certain family members, family trusts, charities and the Company. The Shareholders' Agreement terminates on December 31, 2014, unless extended.

 (2) Excludes the following shares for the following individuals, who under Rule 13d-3 of the Securities Exchange Act are deemed to be the beneficial owners of those shares by having the right to acquire ownership thereof within 60 days pursuant to outstanding stock options:


     Irving I. Stone          Class B Shares      18,000    (0.39%)
     Morry Weiss              Class B Shares     188,000    (4.11%)
     Edward Fruchtenbaum      Class A Shares       4,090       **
                              Class B Shares       9,000    (0.20%)
     Erwin Weiss              Class A Shares      15,800       **
                              Class B Shares      10,000    (0.22%)
     Henry Lowenthal          Class A Shares       2,010       **
                              Class B Shares       6,590    (0.14%)
     All Directors and        Class A Shares     130,586    (0.19%)
     officers as a group      Class B Shares     285,590    (6.25%)

 (3) Excludes 200,000 Class B Shares (4.37%) held by the Irving I. Stone Support Foundation.

 (4) Excludes the following shares which under Rule 13d-3 of the Securities Exchange Act are deemed to be beneficially owned: 647 Class A Common Shares (less than 0.01%) and 18,871 Class B Shares (0.41%) held for the benefit of certain officers, including 639 Class A Shares (less than 0.01%) and 16,735 Class B Shares (0.37%) held for the benefit of Morry Weiss, as participants in the American Greetings Corporation Employees' Retirement Profit Sharing Plan and Trust. Each officer has voting power with respect to the shares allocated to his or her account, but such officers do not have the dispositive power or right to acquire ownership of those shares within 60 days.

 (5) Excludes 170,140 Class B Shares (3.72%) owned by Mr. Weiss' wife and children. Mrs. Weiss and the children are parties to the Shareholders' Agreement. Mr. Weiss disclaims beneficial ownership of these shares.

 (6) Certain of these shares are subject to the Shareholders' Agreement discussed in note 1 above.

Security Ownership of Certain Beneficial Owners

   The following table presents certain information regarding shareholders who are known to the Company to be beneficial owners of more than 5% of any class of the Company's voting securities as of the close of business on May 2, 1994.


                                                                      Percent
                                             Amount and Nature        of Class
Name                       Title of Class  of Beneficial Ownership   Outstanding
- - -----------------------    --------------  -----------------------   -----------
Irving I. Stone            Class A Common    -                            -
One American Road          Class B Common    2,003,964 (1)(2)(3)        43.14
Cleveland, Ohio

Morry Weiss                Class A Common    -         (4)                -
One American Road          Class B Common      608,803 (1)(2)(4)(5)     13.11
Cleveland, Ohio

American Greetings         Class A Common      307,619 (6)               0.44
Corporation Employees'     Class B Common    1,140,844 (6)              24.56
Retirement Profit Sharing
Plan & Trust
National City Bank, Trustee
1900 East 9th Street
Cleveland, Ohio

- - -----------
 (1) See footnote (2) to the table under "Security Ownership of Management".

 (2) These shares are subject to a Shareholders' Agreement. See footnote (1) to the table under "Security Ownership of Management" above. As a party to the Shareholders' Agreement and a Trustee under Irving I. Stone's revocable trust, Morry Weiss' wife, Judith S. Weiss, may be deemed to be a beneficial owner of more than five percent of the Class B Shares. Similarly, as parties to the Shareholders' Agreement, Harry H. Stone and each of Mr. Weiss' children (Gary, Jeffrey, Zev and Elie) may be deemed to be a beneficial owner of more than five percent of the Class B Shares.

 (3) See footnote (3) to the table under "Security Ownership of Management".

 (4) See footnote (4) to the table under "Security Ownership of Management".

 (5) See footnote (5) to the table under "Security Ownership of Management".

 (6) The American Greetings Corporation Employees' Retirement Profit Sharing Plan and Trust currently holds these shares for the benefit of the Plan participants who have elected to invest in Company Stock. These participants have voting power over the shares allocated to their account. The Administrative Committee of the Plan has the power to vote any shares not voted by the participants. The Administrative Committee has dispositive power over plan shares. Plan shares are held in custody by the Plan Trustee, National City Bank - Cleveland.

                               PROPOSAL NO. 2
                   APPROVAL OF CEO/COO COMPENSATION PLANS

Generally.

The Company's Chairman and Chief Executive Officer ("CEO") and President and Chief Operating Officer ("COO") are the only individuals eligible to participate in the compensation plans described below (together, the "CEO/COO Compensation Plans"), which are intended to reward these individuals based on the Company's performance. In order for the Company to be able to deduct for tax purposes all amounts payable to each individual under the CEO/COO Compensation Plans in excess of $1,000,000 (the "Compensation Cap"), the Company's shareholders must approve the terms of these Plans. If the proposal is not approved by the shareholders, the Company will lose the tax deduction on such excess amounts that the Company expects to pay these individuals. The terms of both the CEO/COO Annual Bonus Plan and the CEO/COO Three Year Bonus Plan are identical to the One Year Bonus Plan and Three Year Bonus Plan described on page 11 of this Proxy Statement under the heading "Executive Bonus Plans" in the Report of the Compensation Committee of the Board of Directors on Executive Compensation. The COO Restricted Stock Plan described below is available to only the COO.

   CEO/COO Annual Bonus Plan. Under this Plan, the CEO and COO each receive a bonus ("Target Bonus") equal to 40% of their respective base salaries (which, for FY 95 are $500,000 and $350,000, respectively) in the event that the Company achieves the target consolidated pretax profit goal for the applicable fiscal year. In the case of the CEO, the target bonus shall also include an additional $230,000 payable in cash or the Company's Class A or Class B Common Shares, at the CEO's election. If the Company's performance is above the pre-tax profit goal by a percentage of not more than 10 percent, or below the target profit goal by a percentage of not more than 20 percent, the bonus is increased or decreased by a percentage equal to twice the excess or shortfall. If the performance is less than 80 percent of the target profit goal, no bonus is paid; if it is greater than 110 percent of the target profit goal, the bonus remains at 120 percent of the target bonus. The maximum effective bonus percentage is 48%.

   CEO/COO Three Year Bonus Plan. Under this Plan, the CEO and COO each receive 100% of the Target Bonus described above(without percentage adjustment) for each of three fiscal years, the first set of three fiscal years consisting of FY 95, FY 96 and FY 97, if the Company achieves the target consolidated pre-tax profit goal for this plan as established by the Board of Directors for each of the three years. If the profit goals under the CEO/COO Three Year Bonus Plan are met in only two of the three years, the CEO and COO each receive 60% of their respective Target Bonuses for this Plan (without percentage adjustment). If the profit goal is met in only one year, no Three Year Bonus is paid.

   COO Restricted Stock Plan. Under this Plan, the COO was granted 5,000 of the Company's Class A Shares on February 28, 1993, and an additional 10,000 of the Company's Class A Shares on June 1, 1993. These two grants (collectively, the "1993 Grant") became 9,000 and 20,000 shares respectively, as a result of the Company's September 10, 1993 2-for-1 stock split. (One thousand shares of the 5,000 share grant vested prior to the stock split.) The 1993 Grant vests pursuant to the terms of the COO's employment agreement with the Company based on the Company's achievement of its profit goals. Dividends and voting rights attach only to vested shares.

   On February 29, 1996, and on each third anniversary (February 28th or 29th) thereafter during the term of the COO's employment agreement with the Company, the Company will grant the COO a block of 30,000 Class A or Class B shares, which block will vest ratably (on an annualized basis) over a period of five years (each grant, a "Three Year Grant"). Full vesting of each Three Year Grant is dependent on whether the Company achieves its consolidated pre-tax profit goal. For each year of the Three Year Grant period that the Company fails to achieve its pre-tax profit goal (which is the same profit goal used to calculate the Annual Bonus), 4,000 of the shares granted under the Three Year Grant will lapse and therefore be unavailable to the COO.

   The closing price of the Company's Class A Shares on the NASDAQ National Market System on May 2, 1994, was $29.125 per share; there is no separate public trading market for the Company's Class B Shares.

   The profit goals and bonus calculation formulae relating to the CEO/COO Compensation Plans are determined by the Compensation Committee of the Company's Board of Directors, which may modify these Plans or establish and administer new plans in its discretion without further shareholder approval.

   The benefits that would have been payable if the CEO/COO Compensation Plans had been in effect for FY 94 are illustrated by the following table:

                              NEW PLAN BENEFITS
                         CEO/COO Compensation Plans

                                          Annual     Additional   Three-Year  Restricted
      Name and Position                 Bonus Plan  Annual Bonus  Bonus Plan  Stock Plan
- - -----------------------------           ----------  ------------  ----------  ----------
Morry Weiss
Chief Executive Officer                  $240,000     $230,000    $  600,000      N/A

Edward Fruchtenbaum
President and Chief Operating Officer    $168,000         0       $  420,000    $562,400
                                         --------     --------     ---------    --------
Above Executive Group                    $408,000     $230,000    $1,020,000    $562,400

   No non-executive director or non-executive officer or other employee of the Company is eligible to participate in these Plans.

   Unless instructed to abstain or to vote against Proposal 2, the persons named in the accompanying form of proxy will vote the shares represented by properly executed and delivered proxies in favor of Proposal 2. The affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting (excluding abstentions) in connection with Proposal 2 is required for adoption.

                   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                        FOR THE ADOPTION OF PROPOSAL 2
                        ---

Shareholder Proposals

   Shareholders may submit proposals on matters appropriate for shareholder action, consistent with regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at next year's Annual Meeting, it must be received by the Secretary of the Company (at One American Road, Cleveland, Ohio 44144) no later than January 14, 1995, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

Auditors

   The firm of Ernst & Young and its predecessors have been the independent auditors of the Company since its incorporation in 1944. The Company contemplates no change. Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement if they want to do so. They will also be available to respond to appropriate questions.

Other Business

   The management knows of no other matters to be acted upon at the meeting, but if any such matters properly come before the meeting, it is intended that the persons voting the proxies will vote them according to their best judgment.

                                           By Order of the Board of Directors




                                           JON GROETZINGER, JR.
                                           Secretary





                         PLEASE EXECUTE AND RETURN THE
                        ENCLOSED PROXY PROMPTLY WHETHER
                        OR NOT YOU EXPECT TO ATTEND THE
                        ANNUAL MEETING OF SHAREHOLDERS.

                   [LOGO OF AMERICAN GREETINGS APPEARS HERE]


                        American Greetings Corporation
                               One American Road
                                Cleveland, Ohio
                                     44144

                     [LOGO OF RECYCLED PAPER APPEARS HERE]

                        AMERICAN GREETINGS CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of
               the Company for the June 24, 1994 Annual Meeting.
P   CLASS A
R
O   The undersigned hereby constitutes and appoints Irving I. Stone and
X   Morry Weiss, and each of them, his or her true and lawful agents and proxies
Y with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American Greetings Corporation to be held at the Company's World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 24, 1994, and at any adjournments thereof, on all matters coming before said meeting.

    Election of Directors, Nominees:

    Albert B. Ratner, Harry H. Stone and Abraham Zaleznik, to

    a three year term expiring on the date of the 1997 Annual

    Meeting or until their respective successors are duly elected and qualified.

                    (change of address)

    --------------------------------------------------

    --------------------------------------------------

    --------------------------------------------------

    --------------------------------------------------
    (If you have a written change in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

                        AMERICAN GREETINGS CORPORATION

            Proxy Solicited on Behalf of the Board of Directors of
               the Company for the June 24, 1994 Annual Meeting.
P   CLASS B
R
O   The undersigned hereby constitutes and appoints Irving I. Stone and
X   Morry Weiss, and each of them, his or her true and lawful agents and proxies
Y with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of American Greetings Corporation to be held at the Company's World Headquarters located at One American Road, Cleveland, Ohio, at 2:30 p.m., Cleveland time, on Friday, June 24, 1994, and at any adjournments thereof, on all matters coming before said meeting.

    Election of Directors, Nominees:

    Albert B. Ratner, Harry H. Stone and Abraham Zaleznik, to

    a three year term expiring on the date of the 1997 Annual

    Meeting or until their respective successors are duly elected and qualified.

                    (change of address)

    --------------------------------------------------

    --------------------------------------------------

    --------------------------------------------------

    --------------------------------------------------
    (If you have a written change in the above space, please mark the corresponding box on the reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.
                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

[X] Please mark your
    votes as in this                   SHARES IN YOUR NAME   REINVESTMENT SHARES
    example.



                 FOR     WITHHELD                     FOR    AGAINST    ABSTAIN
1. Election of   [ ]       [ ]       2. Approval of   [ ]      [ ]        [ ]
   Directors                            CEO/COO
                                        Compensaton
                                        Plans

For, except vote withheld from the following nominee(s):


- - ---------------------------------------------------

                                                                  Change  [ ]
                                                                    of
                                                                  Address

                                                                  Attend  [ ]
                                                                  Meeting


SIGNATURE(S)                                                      DATE
            ----------------------------------------------------      ----------

SIGNATURE(S)                                                      DATE
            ----------------------------------------------------      ----------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                       CONFIDENTIAL VOTING INSTRUCTIONS

TO: NATIONAL CITY BANK, TRUSTEE UNDER THE AMERICAN GREETINGS CORPORATION
    EMPLOYEES' RETIREMENT PROFIT SHARING PLAN

Pursuant to Section 6.11 of the American Greetings Corporation Employees' Retirement Profit Sharing Plan, the undersigned, as a participant in the Company Stock Fund of the Plan, having received the notice and accompanying Proxy Statement for the meeting of shareholders referred to below, hereby directs the Trustee to vote (in person or by proxy) all Common Shares (including Fractional Shares) of American Greetings Corporation credited to the undersigned's account under the Plan on the record date for the Annual Meeting of Shareholders of American Greetings Corporation to be held on June 24, 1994, at 2:30 p.m., Cleveland time and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting.

The Trustee is directed to vote as specified below or, if no specification is made, FOR the Election of Directors below, FOR Proposal 2 below, and to vote in accordance with its discretion on such other matters that may properly come before the meeting, or any adjournments.

1. ELECTION OF DIRECTORS

   Nominees: Albert B. Ratner, Harry H. Stone and Abraham Zaleznik to a three year term expiring on the date of the 1997 Annual Meeting, or until their respective successors are duly elected and qualified.

   [ ] FOR ALL NOMINEES          [ ] WITHHOLD AUTHORITY to vote for all nominees
   [ ] FOR, except vote withheld for the following nominee(s):


- - --------------------------------------------------------------------------------
The Board of Directors Recommends That You Vote "FOR" The Above Proposal.

2. Approving the Company's CEO/COO Compensation Plans.

   [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN
- - --------------------------------------------------------------------------------
The Board of Directors Recommends That You Vote "FOR" The Above Proposal.
                                      (Continued and to be signed on other side)






          (Continued from other side)

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as your name appears below. If you sign this card and return it without marking your vote above, the shares allocated to your account will be voted FOR Proposals 1 and 2 above, and in accordance with the discretion of the Trustee on other matters. If this card is not returned to the Trustee or if you do not sign this card, the Trustee will vote the shares allocated to your account in accordance with the directions of the Administrative Committee under the Plan. These confidential voting instructions will be seen only by authorized personnel of the Trustee.


                                       ................................... ,1994

                                       .........................................

                                       .........................................

                                       .........................................

                                       Please sign above exactly as your name
                                       appears on this card.